UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2023 (December 4, 2023)

General Motors Financial Company, Inc.

(Exact name of registrant as specified in its charter)

Texas	1-10667	75-2291093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street, Suite 3500, Fort Worth, Texas 76102

(Address of principal executive offices, including Zip Code)

(817) 302-7000

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
5.250% Senior Notes due 2026	GM/26	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On December 7, 2023, General Motors Financial Company, Inc. (the “Company”) closed the public offering of $1,500,000,000 aggregate principal amount of its 5.800% senior notes due 2029 (the “2029 Notes”) and $1,500,000,000 aggregate principal amount of its 6.100% senior notes due 2034 (the “2034 Notes” and, together with the 2029 Notes, the “Notes”) pursuant to an underwriting agreement, dated December 4, 2023 (the “Underwriting Agreement”), by and among the Company and J.P. Morgan Securities LLC, Lloyds Securities Inc., Mizuho Securities USA LLC, RBC Capital Markets, LLC, SG Americas Securities, LLC and SMBC Nikko Securities America, Inc., as representatives of the several underwriters named therein (the “Underwriters”). Pursuant to the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Notes were sold pursuant to a shelf registration statement on Form S-3 (File No. 333-268704) (the “Registration Statement”), which was filed with the Securities and Exchange Commission (the “SEC”) on December 7, 2022 and became automatically effective. A prospectus supplement, dated December 4, 2023, relating to the Notes and supplementing the prospectus dated December 7, 2022, was filed with the SEC pursuant to Rule 424(b) under the Securities Act.

The Company estimates that the net proceeds of the offering of the Notes were approximately $2.98 billion, after deducting the Underwriters’ discounts and the estimated expenses of the offering. The net proceeds from the offering of the Notes will be added to the Company’s general funds and will be available for general corporate purposes.

The Notes were issued as series of debt securities pursuant to an indenture, dated October 13, 2015 (as amended or supplemented to the date hereof, the “Base Indenture”), between the Company and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee (the “Trustee”), as supplemented by the fifty-second supplemental indenture thereto, dated December 7, 2023 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee.

The Notes are the Company’s unsecured senior obligations. The Notes will rank senior in right of payment to all of the Company’s existing and future indebtedness and other obligations that are expressly subordinated in right of payment to the Notes; pari passu in right of payment with all of the Company’s existing and future indebtedness that is not so subordinated, including, without limitation, the Company’s other senior notes; effectively junior to any of the Company’s secured indebtedness and other secured obligations to the extent of the assets securing such indebtedness or other secured obligations; and effectively junior to any liabilities of the Company’s subsidiaries.

The 2029 Notes will bear interest at a rate of 5.800% per annum, payable semi-annually in arrears on January 7 and July 7 of each year, commencing on July 7, 2024. Unless earlier redeemed, the 2029 Notes will mature on January 7, 2029.

The 2034 Notes will bear interest at a rate of 6.100% per annum, payable semi-annually in arrears on January 7 and July 7 of each year, commencing on July 7, 2024. Unless earlier redeemed, the 2034 Notes will mature on January 7, 2034.

Interest will accrue on the Notes from December 7, 2023.

Prior to December 7, 2028 (the date this one month prior to the stated maturity date for the 2029 Notes), in the case of the 2028 Notes, or October 7, 2033 (the date that is three months prior to the stated maturity date for the 2034 Notes) (each such date, a “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of: (i) 100% of the principal amount of the Notes being redeemed; and (ii) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed, discounted to the date of redemption on a semi-annual basis at the applicable U.S. treasury rate plus 25 basis points, in the case of the 2029 Notes, or 30 basis points, in the case of the 2034 Notes, less (b) interest accrued to the date of redemption, plus, in either case, accrued and unpaid interest thereon to the date of redemption.

On or after the applicable Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

The Indenture contains covenants, among others, that limit the Company’s ability to sell all or substantially all of its or its subsidiaries’ assets or merge or consolidate with or into other companies, and that prohibit the Company and certain of its subsidiaries from granting liens to other creditors, unless the Notes are secured on an equal and ratable basis with the obligations so secured.

The Indenture provides for customary events of default, including nonpayment, failure to comply with covenants or other agreements in the Indenture and certain events of bankruptcy or insolvency. If an event of default occurs and continues with respect to a series of Notes, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes of such series may declare the entire principal amount of all the Notes of such series to be due and payable immediately (except that if such event of default is caused by certain events of bankruptcy or insolvency, the entire principal of the Notes will become due and payable immediately without further action or notice).

The foregoing descriptions are brief summaries of the Underwriting Agreement, the Indenture and the Notes, and do not purport to be complete statements of the parties’ rights and obligations thereunder. The foregoing descriptions are qualified in their entirety by reference to the full text of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the forms of the Notes, copies of which are attached as Exhibit 1.1, Exhibit 4.1, Exhibit 4.2, Exhibit 4.3 and Exhibit 4.4, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

The legal opinion of Latham & Watkins LLP related to the offering of the Notes pursuant to the Registration Statement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 4, 2023, by and among General Motors Financial Company, Inc. and J.P. Morgan Securities LLC, Lloyds Securities Inc., Mizuho Securities USA LLC, RBC Capital Markets, LLC, SG Americas Securities, LLC and SMBC Nikko Securities America, Inc., as representatives of the several underwriters named therein, in connection with the offer and sale of $1,500,000,000 aggregate principal amount of General Motors Financial Company, Inc.’s 5.800% Senior Notes due 2029 and $1,500,000,000 aggregate principal amount of General Motors Financial Company, Inc.’s 6.100% Senior Notes due 2034.

4.1	Base Indenture, dated October 13, 2015, between General Motors Financial Company, Inc. and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, dated October 13, 2015, and incorporated by reference herein.

4.2	Fifty-Second Supplemental Indenture, dated December 7, 2023, between General Motors Financial Company, Inc. and Computershare Trust Company, N.A., as trustee, with respect to General Motors Financial Company, Inc.’s 5.800% Senior Notes due 2029 and 6.100% Senior Notes due 2034.

4.3	Form of Global Note for General Motors Financial Company, Inc.’s 5.800% Senior Notes due 2029 (included in Exhibit 4.2).

4.4	Form of Global Note for General Motors Financial Company, Inc.’s 6.100% Senior Notes due 2034 (included in Exhibit 4.2).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File-formatted as Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Motors Financial Company, Inc.
(Registrant)

Date: December 7, 2023	By:	/s/ Susan B. Sheffield
Susan B. Sheffield
Executive Vice President and Chief Financial Officer